AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 25, 2002
                                                 REGISTRATION NO. 333-________
===============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                    -----------------------------------

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                    -----------------------------------

                               RIBAPHARM INC.
           (Exact name of registrant as specified in its charter)

               DELAWARE                                 95-4805655
   (State or other jurisdiction of                   (I.R.S. Employer
    incorporation or organization)                Identification Number)

                             3300 HYLAND AVENUE
                            COSTA MESA, CA 92626
           (Address of registrant's principal executive offices)

              RIBAPHARM INC. 2002 STOCK OPTION AND AWARD PLAN

         RIBAPHARM INC. 2002 NONEMPLOYEE DIRECTOR RETAINER FEE PLAN

                         (Full title of the plans)

                            ROGER D. LOOMIS, JR.
            SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                               RIBAPHARM INC.
                             3300 HYLAND AVENUE
                            COSTA MESA, CA 92626
                               (800) 514-7422
         (Name, address, and telephone number of agent for service)

                      CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                                     PROPOSED
                                                                     MAXIMUM         PROPOSED MAXIMUM
              TITLE OF SECURITIES                AMOUNT TO BE     OFFERING PRICE       AGGREGATE          AMOUNT OF
               TO BE REGISTERED                   REGISTERED (1)    PER SHARE (2)    OFFERING PRICE    REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
Common stock,  par value $0.01 per share
 under the Stock Option and Award Plan           22,500,000         $9.02          $202,950,000      $18,671.40
-------------------------------------------------------------------------------------------------------------------------

Common Stock par value $0.01 per share under        100,000         $9.02              $902,000          $82.99
the 2002 Nonemployee Director Retainer Fee Plan
-------------------------------------------------------------------------------------------------------------------------

(1) Includes an indeterminate number of shares of Common Stock that may be issued in the event of stock splits, stock dividends or similar transactions in accordance with Rule 416 of the Securities Act of 1933, as amended (the "Securities Act").

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) of the Securities Act based on the average of the high and low sales prices for the Common Stock as reported by the New York Stock Exchange on June 20, 2002, a date within five business days prior to the date on which this Registration Statement is being filed.

                                   PART I
                              EXPLANATORY NOTE

     This Form S-8 Registration Statement relates to 22,500,000 shares of our Common Stock which may be issued under our 2002 Stock Option and Award Plan, and 100,000 shares of our Common Stock which may be issued under our 2002 Nonemployee Director Retainer Fee Plan (collectively, the "Plans").

            INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     ITEM 1.   PLAN INFORMATION*

     ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

     * The documents containing information specified by Part I of this Registration Statement will be delivered to participants in the Plans as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act. These documents are not required to be filed with the SEC but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

     References to the "Registrant" in this Registration Statement shall mean Ribapharm Inc., a Delaware corporation.

                                  PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference facilities located at Room 1204, 450 Fifth Street, N.W., Washington, D.C., 20549 and 175 W. Jackson Blvd., Suite 900, Chicago, IL, 60609 upon payment of fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Reports, proxy and information statements and other information concerning us can also be inspected at the offices of the New York Stock Exchange located at 20 Broad Street, New York, NY 10005.

     The SEC allows us to "incorporate by reference" information into this Registration Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Registration Statement, and later information that we file with the SEC will automatically update this Registration Statement. We incorporate by reference the following documents and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the termination of the offering:

     (a) Our prospectus filed with the SEC on April 12, 2002 pursuant to Rule 424(b) of the Securities Act in connection with our Registration Statement No. 333-39350 on Form S-1, as amended, which includes our audited financial statements for each of the fiscal years ended December 31, 1999, December 31, 2000 and December 31, 2001, and describes the terms, rights and provisions applicable to the Common Stock.

     (b) Our Registration Statement on Form 8-A filed with the SEC on April 5, 2002, which describes the terms, rights and provisions applicable to the Common Stock.

     (c) Our Quarterly Report on Form 10-Q for the period ended March 31, 2002 filed with the SEC on May 28, 2002.


     ITEM 4.   DESCRIPTION OF SECURITIES

     Not applicable.


     ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     Fried, Frank, Harris, Shriver & Jacobson (a partnership including professional corporations), New York, New York, will pass upon the validity of the issuance of the shares of Common Stock.


     ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As permitted by Delaware law, our certificate of incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

     o    for any breach of duty of loyalty to us or to our stockholders;

     o for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     o    for unlawful  payment of dividends or unlawful stock  repurchases
          or  redemptions   under  Section  174  of  the  Delaware  General
          Corporation Law; or

     o for any transaction from which the director derived an improper personal benefit.

     Our certificate of incorporation further provides that we must indemnify our directors to the fullest extent permitted by Delaware law. In addition, our amended and restated bylaws provide that:

     o we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law, subject to limited exceptions;

     o we may indemnify our other employees and agents to the extent that we indemnify our officers and directors, unless otherwise prohibited by law, our certificate of incorporation, our bylaws or other agreements;

     o    we  are  required  to  advance  expenses  to  our  directors  and
          executive   officers  as  incurred  in   connection   with  legal
          proceedings against them for which they may be indemnified; and

     o    the rights conferred in the bylaws are not exclusive.

     We entered into indemnification agreements with each of our directors and officers that would require us to indemnify them against liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them. However, we will not indemnify directors or officers with respect to liabilities arising from willful misconduct of a culpable nature.


     ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

     ITEM 8.   EXHIBITS

EXHIBIT NO.              DESCRIPTION OF EXHIBIT
-----------              ----------------------

4.1 Form of Amended and Restated Certificate of Incorporation, previously filed as Exhibit 3.1 to Registration Statement No. 333-39350 on Form S-1, as amended (the "Form S-1"), and incorporated herein by reference.

4.2                      Form of Amended and Restated  By-Laws,  previously
                         filed  as   Exhibit   3.2  to  the  Form  S-1  and
                         incorporated herein by reference.

4.3 Ribapharm Inc. 2002 Stock Option and Award Plan, previously filed as Exhibit 10.1 to the Form S-1 and incorporated herein by reference.

4.4*                     Amended   and   Restated   Ribapharm   Inc.   2002
                         Nonemployee Director Retainer Fee Plan.

4.5*                     Amendment  No.  1 to  Ribapharm  Inc.  2002  Stock
                         Option and Award Plan.

5.1*                     Opinion  of  Fried,  Frank,   Harris,   Shriver  &
                         Jacobson.

23.1                     Consent  of  Fried,  Frank,   Harris,   Shriver  &
                         Jacobson (included in Exhibit 5.1).

23.2*                    Consent of PricewaterhouseCoopers LLP.

24 Power of Attorney (included in the signature pages of this Registration Statement).

--------------------
*    Filed herewith.


     ITEM 9.   UNDERTAKINGS

     We hereby undertake:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that the undertakings set forth in paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by us pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (d) That, for the purpose of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by one of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on June 24, 2002.

                                    RIBAPHARM INC.



                                    By:/s/ Johnson Y.N. Lau
                                       --------------------------------
                                       Johnson Y.N. Lau
                                       President and Chief Executive Officer


                             POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS:

     That each of the undersigned officers and directors of Ribapharm Inc., hereby constitutes and appoints Roger D. Loomis, Jr. and Thomas Stankovich, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement (including any post-effective amendments) and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said Registration Statement.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


        SIGNATURE                            TITLE                                        DATE
--------------------------   ---------------------------------------------------   ------------------

   /s/ Johnson Y.N. Lau      President, Chief Executive Officer and
--------------------------   Director (Principal Executive Officer)                  June 24, 2002
   Johnson Y.N. Lau


   /s/ Thomas Stankovich     Senior Vice President and Chief Financial
--------------------------   Officer (Principal Financial Officer and
  Thomas Stankovich          Principal Accounting Officer)                           June 24, 2002


   /s/ Hans Thierstein
--------------------------   Chairman of the Board and Director                      June 24, 2002
   Hans Thierstein


   /s/ Kim Campbell
--------------------------
     Kim Campbell            Director                                                June 24, 2002


   /s/ Roger Guillemin
--------------------------
   Roger Guillemin           Director                                                June 24, 2002


   /s/ Arnold H. Kroll
--------------------------
   Arnold H. Kroll           Director                                                June 24, 2002


   /s/ Roberts A. Smith
--------------------------
   Roberts A. Smith          Director                                                June 24, 2002


   /s/ John Vierling
--------------------------
    John Vierling            Director                                                June 24, 2002


                             INDEX TO EXHIBITS

EXHIBIT NO.              DESCRIPTION OF EXHIBIT
-----------              ----------------------

4.1 Form of Amended and Restated Certificate of Incorporation, previously filed as Exhibit 3.1 to Registration Statement No. 333-39350 on Form S-1, as amended (the "Form S-1"), and incorporated herein by reference.

4.2                      Form of Amended and Restated  By-Laws,  previously
                         filed  as   Exhibit   3.2  to  the  Form  S-1  and
                         incorporated herein by reference.

4.3 Ribapharm Inc. 2002 Stock Option and Award Plan, previously filed as Exhibit 10.1 to the Form S-1 and incorporated herein by reference.

4.4*                     Amended   and   Restated   Ribapharm   Inc.   2002
                         Nonemployee Director Retainer Fee Plan.

4.5*                     Amendment  No.  1 to  Ribapharm  Inc.  2002  Stock
                         Option and Award Plan.

5.1*                     Opinion  of  Fried,  Frank,   Harris,   Shriver  &
                         Jacobson.

23.1                     Consent  of  Fried,  Frank,   Harris,   Shriver  &
                         Jacobson (included in Exhibit 5.1).

23.2*                    Consent of PricewaterhouseCoopers LLP.

24 Power of Attorney (included in the signature pages of this Registration Statement).

--------------------
*    Filed herewith.